Exhibit 3.1

AMENDED AND RESTATED
BYLAWS

OF

BEAR STATE FINANCIAL, INC.

ARTICLE I. OFFICES

SECTION 1. The principal office of Bear State Financial, Inc., an Arkansas corporation (referred to herein as the “corporation ”), in the State of Arkansas shall be located in the City of Harrison.

SECTION 2. The corporation may have such other offices, either within or without the State of Arkansas, as the corporation’s Board of Directors (referred to herein as the “Board of Directors” and the “Board”) may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting pursuant to Section 16 of ARTICLE II hereof.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to call such meetings, and a special meeting shall be called by the Chairman, Chief Executive Officer, or President at the request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Arkansas.

SECTION 4. Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail or in person to each shareholder of record entitled to vote at such meeting, not less than sixty (60) days nor more than seventy five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in all other cases. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation. An annual meeting at which a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted shall be deemed a special meeting for purposes of this Section 4.

SECTION 5. Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders (a) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, (c) entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or (d) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 6. Voting Lists. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the corporation who are entitled to notice of the shareholders meeting, which list must be arranged by voting-group and must show the address of and number of shares held by each such shareholder. The shareholders list must be made available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, and the agents and attorneys of shareholders, shall be entitled on written demand to inspect and, subject to the requirements of Ark. Code Ann. 4-27-1602(c), to copy the list, at the shareholder’s expense, during regular business hours during the period the list is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder, and any agent or attorney of any shareholder, shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

SECTION 7. Quorum; Vote Required For Action. Unless otherwise provided by applicable law, a majority of the votes entitled to be cast on a matter by the shareholders of the corporation represented in person or by proxy shall constitute a quorum for purposes of any meeting of shareholders. Unless otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws, a majority of the votes cast at a meeting, whether in person or represented by proxy, at which a quorum is present shall decide every question or matter (other than certain elections of directors as described in Article III, Section 2) submitted to the shareholders at such meeting.

SECTION 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its effective date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the Secretary of the corporation before or at the time of the meeting.

SECTION 9. Voting of Shares. Subject to the provisions of these Bylaws, and particularly the following Section hereof, each outstanding share of any class or series of stock entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 10. Voting of Shares by Certain Holders.

(a)     Shares standing in the name of another corporation or entity may be voted by such officer, agent or proxy as the bylaws or other governing documents of such entity may prescribe, or, in the absence of such provision, as the authorized individuals of such entity may determine.

(b)     Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.

(c)     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d)     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)     Shares of the corporation’s own stock held as treasury shares or otherwise belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. No Cumulative Voting. No Shareholder of any class or series of stock shall have any right of cumulative voting in the election of directors.

SECTION 12. Action by Shareholders. Shareholder action on proposals to increase the capital stock or bond indebtedness of the corporation may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders of the corporation. Any other action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents executed by one or more shareholders shall be included in the minutes or otherwise filed with the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In addition, if by law notice of the proposed action must be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken.

SECTION 13. No Preemptive Rights. No shareholder of any class or series of stock shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series of stock now existing or hereafter authorized, except as may be granted by the Board of Directors pursuant to the Articles of Incorporation.

SECTION 14. Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 15. Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or the President, or in the absence of the foregoing persons by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 16. Business Brought Before Annual Meeting.

(a)     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, and the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the shareholder, including any anticipated benefit to the shareholder therefrom, (iii) the name and address, as it appears on the corporation’s books, of the shareholder proposing such business, (iv) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (vi) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

(b)     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 16, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors and in the management of the business and affairs of the corporation, the Board of Directors shall have, without limitation, all the powers accorded Boards of Directors by law and the powers accorded the Board of Directors in the corporation’s Articles of Incorporation, as the same may be amended or restated from time to time.

SECTION 2. Number, Election and Term of Office. The Board of Directors shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors then in office. Except as provided in Section 9 of this Article III, each nominee for director in an election in which the number of nominees is equal to the number of open board seats (an “Uncontested Election”) shall be elected by a majority of the votes cast, whether in person or represented by proxy, with respect to that nominee’s election at an annual meeting of shareholders at which a quorum is present. If, however, the number of nominees exceeds the number of open board seats (i.e., a contested election), then the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of shareholders and entitled to vote in the election of directors. For purposes of this Section 2, a majority of votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” that nominee’s election. With regard to Uncontested Elections, the Board of Directors has established procedures pursuant to which any incumbent director who fails to receive a majority of the votes cast will tender his or her resignation to the Board of Directors. The Board of Directors will act upon a tendered resignation within ninety (90) days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors shall fill the resulting vacancy in accordance with Section 9 of this Article III. The directors shall be elected in this manner at the annual meeting of shareholders, except as provided in Section 6 of this Article III. Each director shall hold office for a term of one year from his or her election as such and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 3. Meetings; Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or, upon the written request of a majority of the total number of directors then in office, the Secretary of the corporation on at least 24 hours’ notice to each director, either personally, by telephone, by mail, electronic mail or by telecopy.

SECTION 4. Quorum; Vote Required for Action. At all meetings of the Board of Directors or any committee designated by the Board of Directors, a majority of directors at a meeting of the Board of Directors or a majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee as the case may be, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 5. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by a Vice Chairman of the Board, if any, or in the absence of the Vice Chairman, by the President, or in the absence of all of the foregoing, by a chairman chosen at the meeting by a majority of the directors present. The Chairman shall appoint a Secretary of the Board, who may or may not be a member of the Board, to act as secretary at all meetings of the Board, but in the absence of the Secretary of the Board, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 6. Vacancies; Removal.

(a)     Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(b)     Any or all of the directors of the corporation may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

SECTION 7. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated fee as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 8. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent or abstention shall be entered in the minutes of the meeting, or unless the director (a) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (b) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or such committee.

SECTION 10. Committees. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. A committee may not, however:

(a)     authorize distributions;

(b)     approve or propose to shareholders actions for which shareholder approval is required by law;

(c)     fill vacancies on the Board of Directors or on any of its committees;

(d)     amend articles of incorporation;

(e)     adopt, amend, or repeal bylaws;

(f)     approve a plan of merger not requiring shareholder approval;

(g)     authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)     authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within the limits specifically prescribed by the Board of Directors.

Each committee and each committee member, as a member of such committee, shall serve at the pleasure of the Board of Directors. Each committee shall act only in intervals between meetings of the Board of Directors, and shall in all respects be subject to the control and direction of the Board of Directors. Any act or authorization of any act by any committee, within the authority delegated above, shall be as effective for all purposes as the act or authorization of the Board of Directors; provided that the designation of such committees and the delegation of authority to them shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.

SECTION 11. Advisory Directors. The Board of Directors may appoint one or more advisory directors who will not actually serve as members of the Board. Such advisory directors shall only act in an advisory capacity and shall have no power of final decision in any matters concerning the corporation.

SECTION 12. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 13. Resignations. A director may resign at any time by filing a written resignation with the Secretary.

SECTION 14. Proxies. Directors may not vote by proxy.

ARTICLE IV. OFFICERS

SECTION 1. Number. The officers of the corporation shall be a President, a Chief Executive Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Chief Operations Officer and a Treasurer/Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is reasonably practical. Each officer shall hold office until his or her successor is duly elected and qualified, or until death, resignation or removal from office in the manner provided herein.

SECTION 3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights whatsoever.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chairman of the Board. The Board of Directors may, in its discretion, elect a separate Chairman who shall be an officer of the corporation and shall have responsibility for presiding at all meetings of shareholders and the Board of Directors, executing certificates for shares of the corporation, and taking such other action on behalf of the corporation as shall be specifically authorized by the Board of Directors. Should the Board of Directors fail to elect a separate Chairman or in the absence or incapacity of the Chairman, the ranking executive officer of the corporation shall serve as Chairman.

SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be the ranking executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation and shall be its chief policy making officer. The Chief Executive Officer may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. President. The President shall serve as an executive officer of the corporation subordinate only to the Chief Executive Officer and, subject to the control of the Chief Executive Officer and the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Board of Directors may establish separate and distinct areas of responsibility for the President. The President may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors or the President from time to time.

SECTION 8. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the highest ranking Vice President, as determined by the Board of Directors (or if there be no such determination, then the first to have been appointed to such office), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents shall perform such duties, and shall have such varying degrees of rank and responsibilities, as from time to time may be assigned to them by the President or by the Board of Directors.

SECTION 9. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of and authenticate the corporate records and the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the Chairman, Chief Executive Officer or President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

SECTION 10. Treasurer/Chief Financial Officer. If required by the Board of Directors, the Treasurer/Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer/Chief Financial Officer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all such moneys in the name of the corporation in such books, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws, and (d) in general perform all of the duties incident to the office of Treasurer/Chief Financial Officer and perform such other duties and have such other powers as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

SECTION 13. Voting Shares in Other Corporation. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders’ meeting of the other corporation by the President of this corporation or, if the President is not present at the meeting, the shares may be voted by the Chief Executive Officer of the corporation or by such person as the Chief Executive Officer or the President, along with the Secretary, shall have duly designated in writing as proxy to represent the corporation at the meeting.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES, UNCERTIFICATED SHARES

AND THE TRANSFER THEREOF

SECTION 1. Certificates for Shares. The shares of the corporation’s stock may be certificated or uncertificated, as provided under Arkansas law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. Except for such certificates issued in accordance with the corporation’s predecessor bylaws prior to the conversion of the corporation from a Texas corporation to an Arkansas corporation, any certificates issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of Arkansas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and the par value of the shares, or if the shares have no par value, a statement of such fact. Certificates shall be signed by the Chairman, Chief Executive Officer or President and by the Secretary or by an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Arkansas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, the par value of the shares, or if the shares have no par value, a statement of such fact, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

SECTION 2. Transfer of Shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate or uncertificated share shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate or uncertificated share may be issued therefor upon such terms and indemnity to the corporation as these Bylaws and the Board of Directors may prescribe. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or to evidence the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded on the books of the corporation.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

SECTION 3. Lost, Destroyed or Mutilated Stock Certificates: Issuance of New Certificates. The Board of Directors may direct that (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (i) new certificate or certificates or (ii) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. Classes of Stock Designation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, except as otherwise provided by Arkansas law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VII. INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND AGENTS

SECTION 1. (a)     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the district court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the district court or such other court shall deem proper.

(c)     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)     Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by a vote of the majority of the shares held by shareholders entitled to vote on such matter.

(e)     Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

(f)     The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

(h)     The powers and duties of the corporation to indemnify any person under this Article shall apply with equal force whether an action, suit or proceeding is threatened or commenced in the State of Arkansas or outside the State.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

SECTION 2. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Corporate Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.” A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by any authorized officer or officers of the corporation.

SECTION 4. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All written waivers of notice shall be filed with the minutes of the meeting.

SECTION 5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s votes are counted for such purposes, if: (a) the material facts regarding such person’s relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors may constitute less than a quorum; or (b) the material facts as to such person’s relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (c) the contract or transaction is fair to the corporation. If a majority of the disinterested directors vote to authorize, approve, or ratify the contract or transaction, such majority shall be deemed to constitute a quorum of directors present at a meeting of the Board of Directors for the purpose of taking action under this Section 5, notwithstanding the provisions of Section 4 of Article III of these Bylaws. If the contract or the transaction is submitted for approval by the shareholders, the shares owned by or voted under the control of an interested director or an interested corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall not be counted in the vote of shareholders. Such shares, however, shall be counted for voting purposes in determining whether the transaction or contract is approved if such transaction or contract is required to be approved by the shareholders under the Articles of Incorporation or the Arkansas Business Corporation Act of 1987. A majority of the shares that are entitled to be counted in a vote on the transaction or contract under this Section 5 constitutes a quorum for the purpose of taking action under this Section 5.

SECTION 6. Form of Records. Any records maintained by the corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, computer diskette or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7. Amendments of Bylaws. Subject to the laws of the State of Arkansas and the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any annual meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Arkansas, the Articles of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.